SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-BNS CO

                    GAMCO INVESTORS, INC.
                                10/02/03           20,000-            5.2500
                                10/02/03           26,000-            5.1000 (3)
                                10/02/03            2,000-            5.2500
                    GABELLI SECURITIES, INC.
				GABELLI ASSOCIATES FUND
                                10/02/03           15,000-            5.1000 (3)
  10/02/03           11,000-            5.1212
                                10/01/03           11,000-            4.9636
                    GABELLI FUNDS, LLC.
                        GABELLI SMALL CAP GROWTH FUND
                                10/02/03           30,000-            5.1000 (3)
                                10/02/03           13,000-            5.2062


(1)	UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
ON THE NASDAQ BULLETIN BOARD.

          (2) PRICE EXCLUDES COMMISSION.

		 (3) TRANSACTIONS EFFECTED IN THE THIRD MARKET.